Exhibit 15.1

LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

November 8, 2016

Board of Directors and Shareholders

STERIS plc

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of STERIS plc for the registration of 4,031,196 of its ordinary shares of our report dated August 9, 2016 relating to the unaudited consolidated interim financial statements of STERIS plc and subsidiaries that is included in its Form 10-Q for the quarter ended June 30, 2016.

/s/ Ernst & Young LLP

Cleveland, Ohio

November 8, 2016